UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends and restates the Current Report on Form 8-K filed by The Middleby Corporation with the SEC on May 16, 2012 (the “Original Form 8-K”) to revise its disclosure concerning the dismissal of its former independent registered public accounting firm and the appointment of its new independent registered public accounting firm, in response to certain comments received from the SEC. Namely, the second, fifth and sixth paragraphs in Item 4.01 below have been revised to clarify that the disclosure contained therein covers the subsequent interim period through May 10, 2012, rather than March 31, 2012 as reported in the Original Form 8-K.  In addition, a new letter from Deloitte & Touche LLP is attached hereto as Exhibit 16.1 in connection with its review of this Form 8-K/A. Except for the changes described in this explanatory note, no other amendments to the Original Form 8-K are made by this Form 8-K/A.

Item 4.01     Changes in Registrant’s Certifying Accountant.

On May 10, 2012, the Audit Committee of the Board of Directors of The Middleby Corporation (the “Company”) selected Ernst & Young LLP (“E&Y”) to be appointed as the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2012.  The decision to change auditors was the result of a “request for proposal” process in which the Company evaluated the credentials of several firms.

During the fiscal years ended January 1, 2011 and December 31, 2011 and the subsequent interim period through May 10, 2012,  neither the Company nor anyone on its behalf has consulted with E&Y with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the selection of E&Y, on May 10, 2012, the Audit Committee also decided Deloitte & Touche LLP (“Deloitte”) will be dismissed as the Company’s independent registered public accounting firm.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the fiscal years ended January 1, 2011 and December 31, 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 1, 2011 and December 31, 2011 and the subsequent interim period through May 10, 2012, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its audit reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended January 1, 2011 and December 31, 2011 and the subsequent interim period through May 10, 2012, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Deloitte with a copy of the above disclosures and has requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Deloitte’s letter dated May 24, 2012 is attached as Exhibit 16.1 to this Report.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP, dated May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: May 24, 2012	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP, dated May 24, 2012.